EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 16, 2004 accompanying the consolidated financial statements included in the Annual Report of Image Sensing Systems, Inc. on Form 10-KSB for the fiscal year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Image Sensing Systems, Inc. on Forms S-8 (File No. 333-82546, effective February 11, 2002; File No. 333-86169, effective August 30, 1999; and File No. 333-09289, effective July 31, 1996) and on Form S-3 (File No. 333-41706, effective July 19, 2000).



                                                          /s/ Grant Thornton LLP

Minneapolis, Minnesota
March 26, 2004








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